EXHIBIT 32.1
SECTION 906 CEO CERTIFICATION
Form of Certification Pursuant to Section 1350 of
Chapter 63 of Title 18 of the United States Code
     I, John E. Elliott, II, the Chairman and Chief Executive Officer of Arcadia Resources, Inc., certify that, to the best of my knowledge, (i) the Quarterly Report on Form 10-Q for the period ended September 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Arcadia Resources, Inc.

/s/ John E. Elliott, II
Chairman and Chief Executive Officer

Dated: November 11, 2005
     A signed original of this written statement required by Section 906 has been provided to Arcadia Resources, Inc. The statement will be retained by Arcadia Resources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.